EXHIBIT 3












                                    BY-LAWS

                                       OF

                            TYCO INTERNATIONAL LTD.


                          Amended as of July 31, 1996














































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                                    BY-LAWS
                                       OF
                            TYCO INTERNATIONAL LTD.


                                   ARTICLE I

                                  Stockholders

     Section 1.     Annual Meeting.  The annual meeting of stockholders shall be
     ---------      --------------
held on such date and at such time as shall be designated by the Board of Directors. The purposes for which the annual meeting are to be held, in addition to those prescribed by law, by the Articles of Organization, or by these by-laws, may be specified by the Board of Directors or by the President.

     Section 2.     Special Meetings.  Special meetings of stockholders may be
     ---------      ----------------
called by the chief executive officer or by the Board of Directors or as otherwise authorized by law. The call for the meeting may be oral or written and shall state the place, date, hour, and purposes of the meeting.

     Section 3.     Notice of Meetings; Stockholder Nominations and Proposals.
     ---------      ---------------------------------------------------------

     (a) A written notice of the place, date, and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these by-laws or by law) at least ten days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization, or by these by-laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

     (b) Any stockholder desiring to make a nomination for the election of directors or a proposal to be submitted to a vote at a meeting of stockholders must timely submit written notice, consisting of such nomination or proposal and the other information required by this section, to the Secretary of the corporation. To be timely, a stockholder's notice must be received at the corporation's principal office not later than the close of business on the sixtieth day prior to the scheduled date of the meeting in question. If a stockholder's notice pertains to the nomination of directors, it shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required in solicitations of proxies for the election of directors or as may be otherwise required pursuant to Section 14 (including the rules and regulations promulgated thereunder) and Schedule 14A (or in each case any successors thereto or similar provisions) under the Securities Act of 1934, as amended, and a representation that such person has consented to being named in a proxy statement as a nominee and to serving as a director if elected. If a stockholder's notice pertains to a proposal to be submitted to a vote, it shall set forth the exact language of such proposal as it is proposed to be presented to the meeting of stockholders. Any stockholder's notice submitted









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pursuant to this section also shall specify the meeting of stockholders as to which it is submitted and shall set forth as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the capital stock of the corporation which are beneficially owned by such stockholder as of the date of the notice. The person presiding at the meeting may in his or her discretion determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedures and, in the event of such determination, shall so declare to the meeting, and the defective nomination or proposal shall be disregarded.

     Section 4.     Quorum.  At any meeting of stockholders the holders of
     ---------      ------
outstanding shares of stock of the corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of capital stock of the corporation entitled to vote generally in elections of directors, considered for this purpose as one class, present in person or represented by proxy, shall constitute a quorum, but the holders of a lesser number of shares of stock of the corporation may adjourn any meeting from time to time and such meeting may be held as adjourned without further notice. When a quorum is present, the holders of shares of stock of the corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of the corporation's capital stock which are present at such meeting, either in person or represented by proxy, except where a larger vote is required by law, by the Articles of Organization, or by these by-laws, shall decide any matter brought before the meeting.

     Section 5.     Voting and Proxies.  At any meeting of stockholders, each
     ---------      ------------------
stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders entitled to vote may vote either in person or by written proxy as permitted by law. Proxies shall be filed with the Clerk of the meeting, or of any adjournment(s) thereof, before being voted. Proxies shall entitle the persons named therein to vote at any adjournment(s) of such meeting but, except as otherwise permitted by law, shall not be valid after the adjourned meeting. Proxies need not be sealed or attested. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. All proxies and ballots shall be received and tabulated by inspectors of election, who shall be independent of the corporation and its directors and officers. All proxies, ballots and vote tabulations that identify the vote of a particular stockholder shall be kept confidential, except to the extent necessary to meet the requirements of applicable law and except that information as to which stockholders have or have not voted and periodic status reports on the aggregate vote may be made available to the corporation if the corporation so requests.

     Section 6.     Certain Business Combinations.  The stockholder vote
     ---------      -----------------------------
required to approve Business Combinations shall be as set forth in this



















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Section 6 (all capitalized terms being used in this Section 6 as defined in this
Section 6):

     1.   Higher Vote for Business Combinations.  Except as otherwise expressly
          -------------------------------------
provided in Subsection 3 of this Section 6, in addition to any affirmative vote required by law, the Articles of Organization, or these by-laws (and notwithstanding the fact that no vote may be required, or that a lower proportion may be specified, by law or in any agreement between the Corporation and any national securities exchange or other person, or otherwise), approval of the following types of transactions, or any agreement, contract, or other arrangement providing for entry into such a transaction, shall require the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock, voting together as a single class:

          A. any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person or any other corporation that is, or after such merger or consolidation would be, an Affiliate or Associate of a Related Person;

          B. any sale, lease, exchange, transfer, or other disposition (including, without limitation, the creation of a mortgage or any other security interest) to a Related Person or to an Affiliate or Associate of a Related Person, in one transaction or a series of transactions, of any Substantial Part of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or of a Subsidiary;

          C. any sale, lease, exchange, transfer, or other disposition to the Corporation or a Subsidiary, in one transaction or a series of transactions, of the assets of a Related Person, or an Affiliate or Associate of a Related Person, in an amount that would immediately prior to such transaction constitute a Substantial Part of the assets of the Corporation;

          D. any issuance or sale by the Corporation or any Subsidiary of any securities of the Corporation or a Subsidiary to a Related Person or an Affiliate or Associate of a Related Person, other than pursuant to an employee plan approved by a majority of the Continuing Directors and by the stockholders of the Corporation;

          E. any acquisition by the Corporation or a Subsidiary of any securities of a Related Person or of an Affiliate or Associate of a Related Person;

          F. any adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of a Related Person;

          G. any reclassification of securities (including any reverse stock split), recapitalization of the Corporation, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity security of



















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     the Corporation or any Subsidiary directly or indirectly owned by any
     Related Person or any Affiliate or Associate of any Related Person; and

          H. any transaction (including, a merger or consolidation of the Corporation with or into a Subsidiary) occurring at a time when a Related Person exists, as a result of which the provisions of this Section 6 or substantially equivalent provisions would thereafter cease to be in effect.


     2.   Definition of "Business Combination".  As used in this Section 6, the
          ------------------------------------
term "Business Combination" means any transaction or transactions, or agreement providing for a transaction or transactions, referred to in Subsection 1 of this
Section 6.

     3. When Higher Vote is Not Required. The provisions of Subsection 1 of this Section 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these by-laws or the Articles of Organization, if all the conditions specified in any one of the following paragraphs A, B, or C are met:

          A.   Approval in Advance by the Board of Directors.  Not less than a
               ---------------------------------------------
     majority of the Continuing Directors then holding office, in advance of either the acquisition of outstanding shares of Voting Stock or the issue or sale by the Corporation of shares of Voting Stock that caused the Related Person to become a Related Person (an Initial Acquisition), expressly approved such Initial Acquisition and determined, on such terms and conditions, if any, as they deemed appropriate at the time, that the 80 percent voting requirement of Subsection 1 of this Section 6 would not be applicable to Business Combinations with such Related Person.

          B.   Approval by Continuing Directors.  A majority of the Continuing
               --------------------------------
     Directors approve the Business Combination when it is proposed.

          C.   Price and Procedure Requirements.  All the following conditions
               --------------------------------
     are met:

               (i) The Business Combination is a merger or consolidation, and the aggregate value of the cash and/or Fair Market Value of the property, securities, or other consideration to be received per share in the Business Combination by each holder of Common Stock is not less than the higher of (a) the highest per share price (with appropriate adjustments for recapitalizations and stock splits, stock dividends, and like distributions, with such distributions valued as of their distribution dates) paid by the Related Person (regardless of the form of such payment) in acquiring any of its holdings of Common Stock on any date (the "Reference Date") within the three-year period preceding the first public announcement of the earlier of the consummation and the proposal of the Business Combination (the "Announcement Date"), adjusted for inflation (but not deflation) as reflected in the consumer price index published by the United States Department of




















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          Labor (or other then appropriate governmental body) between the
          Reference Date and the Announcement Date, and (b) the highest Closing Price per share of Common Stock during the period of one year preceding (and including) the Announcement Date.

               (ii) The Business Combination is a merger or consolidation, and the aggregate value of the cash and/or Fair Market Value of the property, securities or other consideration to be received per share in the Business Combination by each holder of shares of any class of outstanding Voting Stock (other than Common Stock) is not less than the highest of (a) the highest per share price (with appropriate adjustments for recapitalizations and stock splits, stock dividends, and like distributions, with such distributions valued as of their distribution dates) paid by the Related Person (regardless of the form of such payment) in acquiring any of its holdings of such class of Voting Stock on a Reference Date within the three-year period preceding the Announcement Date, adjusted for inflation (but not deflation) as reflected in the consumer price index published by the United States Department of Labor (or other then appropriate governmental body) between the Reference Date and the Announcement Date, (b) the highest Closing Price per share of such class of Voting Stock during the period of one year preceding (and including) the Announcement Date, and (c) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation.

               (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or, if the application of subpart (a) of either parts
          (i) or (ii) of this paragraph C produces the higher or highest value, as applicable, in the same form as the Related Person previously paid for shares of such class of Voting Stock. For the purposes of parts
          (i) and (ii), the phrase "other consideration to be received" includes, without limitation, Voting Stock retained by its existing stockholders in the event of a Business Combination in which the Corporation is the surviving corporation. If the Related Person paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the same form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Related Person. As used in this part (iii), the phrase "the same form" includes the requirement, with respect to any security (as that term is defined in the Securities Act of 1933, as amended, or any succeeding statute), that the security have, in the good faith judgment of a majority of the Continuing Directors, the same (or higher) level of soundness, liquidity, and general attractiveness as an investment on the Announcement Date as it had at the Reference Date.

               (iv) After the Related Person became a Related Person and prior to the consummation of such Business Combination: (a) except



















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          as approved by a majority of the Continuing Directors, there shall have been no (1) failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on the outstanding Preferred Stock or (2) reduction in the annual rate or frequency of dividends paid on the Common Stock (except as necessary to reflect any subdivision of, or dividends paid in, the Common Stock), and (b) there shall have been such increase in the annual rate of dividends on the Common Stock as may be necessary to reflect any reclassification of securities (including any reverse stock split), recapitalization, reorganization, or any similar transaction that had the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Continuing Directors.

               (v) After the Related Person became a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation or a Subsidiary, unless the transaction (or agreement providing for the transaction) in which such benefit was received was approved by a majority of the Continuing Directors at the time.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder shall have been mailed to stockholders of the Corporation at least forty-five days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act).

4.   Certain Definitions.  For purposes of this Section 6:
     -------------------

     A. A "Person" means any natural person, firm, partnership, corporation, government or political subdivision, agency, or instrumentality of a government, or other entity.

     B. "Related Person" means any Person that together with its Affiliates and Associates owns in the aggregate five percent (5%) or more of the outstanding shares of the Voting Stock, and any Affiliate or Associate of any such Person, provided that "Related Person" shall not include the Corporation or any Subsidiary.

     C. "Substantial Part" means assets having an aggregate value in excess of ten percent (10%) of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal quarter prior to the time the determination is made.

     D. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and, unless the provisions thereof as in effect on a specific date are referred to, any successor statute.




















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     E.   A Person shall be deemed to "own" any Voting Stock:

          (i) of which such Person or any of its Affiliates or Associates would be the beneficial owners as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act as in effect on December 1, 1984; or

          (ii) of which such Person or any of its Affiliates or Associates would be the beneficial owner, as such term is defined in the rules promulgated by the Commission under Section 16 of the Exchange Act, as in effect on December 1, 1984; or

          (iii) that such Person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, only after the passage of time, or upon the occurrence of a specified event or condition), directly or indirectly pursuant to any agreement, arrangement, or understanding (regardless of whether it is in writing), or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

          (iv) that are owned by any other person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding (regardless of whether it is in writing) for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

     F. "Continuing Directors" means any director who is not an Affiliate or Associate of any Related Person involved in the proposed Business Combination and (a) who was a member of the Board of Directors of the Corporation on December 1, 1984, (b) was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person became a Related Person (or, if the transaction involves more than one Related Person, immediately prior to the time the first of such Persons to become a Related Person became a Related Person), or (c) was elected or proposed for election for his or her initial term of office by a majority of the Continuing Directors.

     G. "Affiliate" or "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated by the Commission under the Exchange Act, as such Rule was in effect on December 1, 1984.

     H. "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors other than shares only entitled to vote in the election of directors upon the occurrence of a specified event or condition, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes as may be entitled to be cast by the holders of such shares.

     I. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Related Person set forth in paragraph B of this Subsection 4, the term




















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"Subsidiary" means only a corporation of which the voting of a majority of each class of equity securities is controlled, directly or indirectly, by the Corporation.

     J. "Closing Price" means the closing price of a share of stock on the Composite Tape of the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape of the New York Stock Exchange or is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any other electronic quotation system then in use, or, if no such quotations are available, the fair market value of a share of such stock as determined in good faith by a majority of the Continuing Directors.

     K. "Fair Market Value" as of any date means (i) in the case of stock, the arithmetic mean of the Closing Prices for such stock during the thirty-day period immediately preceding such date, and (ii) in the case of property other than cash or stock, the fair market value of such property on such date as determined in good faith by a majority of the Continuing Directors.

     L.   "Corporation" means Tyco International Ltd.

     M.   "Common Stock" means any class of common stock of the Corporation.

     N. "Preferred Stock" means any class of preferred stock of the Corporation.

     5.   Powers of Continuing Directors.  Unless a different proportion is
          ------------------------------
specified in a particular provision of this Section 6, a majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 6, including, without limitation, (A) whether a Person is a Related Person, (B) the number of shares of Voting Stock owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the requirements of paragraph C of Subsection 3 have been met with respect to any Business Combination, (E) whether the assets that are the subject of any Business Combination have an aggregate Fair Market Value in excess of the amount set forth in paragraphs B and C of Subsection 1 of this Section 6, and (F) any other facts that a majority of the Continuing Directors determine to be relevant; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Section 6.

     6.   Amendment, Repeal, etc.  Notwithstanding any other provision of these
          ----------------------
by-laws (and notwithstanding the fact that a lesser proportion may be specified by law, these by-laws, or the Articles of Organization of the Corporation), the affirmative vote of the holders of not less than 80 percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this




















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Section 6 of these by-laws, whether such amendment, repeal, or adoption of inconsistent provision is proposed to be made in these by-laws or in the Articles of Organization, provided that this Subsection 6 shall not be applicable to any such amendment if such amendment is approved by a majority of the Continuing Directors, and any such approved amendment shall require only the affirmative vote of the stockholders required by law or other applicable provisions of these by-laws or the Articles of Organization.


                                   ARTICLE II

                                   Directors
                                   ---------

     Section 1.  Powers.  The business of the corporation shall be managed by a
     ---------   ------
Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization, or by these by-laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     Section 2.  Election and Qualification.  A Board of Directors of such
     ---------   --------------------------
number, not less than three, shall be elected by the stockholders at the annual meeting. A director need not be a stockholder.

     Section 3.  Vacancies.  Any vacancy in the Board of Directors, however
     ---------   ---------
occurring, including a vacancy resulting from the enlargement of the Board of Directors, shall be filled by the remaining directors.

     Section 4.  Enlargement of the Board.  The number of members of the Board
     ---------   ------------------------
of Directors may be increased by the stockholders at any meeting or by the Board of Directors by vote of a majority of the directors then in office.

     Section 5.  Tenure.  Except as otherwise provided by law, by the Articles
     ---------   ------
of Organization, or by these by-laws, directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk, or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 6.  Removal.  A director may be removed from office (a) with or
     ---------   -------
without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors, or (b) for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     Section 7.     Meetings.  Regular meetings of the Board of Directors may be
     ---------      --------
held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.


















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     Special meetings of the Board of Directors may be called, either orally or in writing, by the Chairman of the Board of Directors, the President, or two or more directors, designating the time, date and place thereof.

     Section 8.  Notice of Meetings.  Notice of the time, date and place of all
     ---------   ------------------
special meetings of the Board of Directors shall be given to each director by the Secretary, or, if there be no Secretary, by the Clerk or Assistant Clerk, or, in the case of the death, absence, incapacity, or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director either personally or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     Section 9.  Quorum.  At any meeting of the Board of Directors a majority of
     ---------   ------
the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.

     Section 10.    Action of the Board of Directors.  At any meeting of the
     ----------     --------------------------------
Board of Directors at which a quorum is present a majority of those present may take any action on behalf of the Board of Directors except to the extent that a larger number is required by law, by the Articles of Organization, or by these by-laws. Any action by the Board of Directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

     Section 11.  Executive Committee.  The Board of Directors may, by vote of a
     ----------   -------------------
majority of its entire number, elect from its own number an Executive Committee of three or more members to which committee may be delegated the management on behalf of the Board of Directors of the current and ordinary business of the corporation and such other duties and functions as the Board of Directors may by vote prescribe except those which by law, by the Articles of Organization, or by these by-laws may not be delegated. A majority of the Executive Committee shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. The Executive Committee may make rules not inconsistent herewith for the holding and conduct of its meetings. A record of the meetings of the Executive Committee shall be kept as provided for meetings of the Board of Directors.

     The Executive Committee shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of the Executive Committee, but no such rescission shall have retroactive effect.




















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     Section 12.  Committee of Independent Directors.  The independent directors
     ----------   ----------------------------------
(as hereinafter defined) shall constitute a Committee of Independent Directors, which shall independently evaluate management proposals to the Board of Directors and generate independent proposals for consideration by the Board of Directors. The Committee of Independent Directors shall have the authority to employ, and terminate the employment of, staff members, who will work for and report to the Committee and not to the officers of the Corporation. For this purpose an "independent director" shall mean a director who has not been employed by the corporation or an affiliate of the corporation in an executive capacity within the past five years; was not, and is not, a member of a corporation or firm that is one of the corporation's paid advisers or consultants; is not employed by a significant customer, supplier or provider of professional services to the corporation; has no personal services contract with the corporation; is not employed by a foundation or university that receive significant grants or endowments from the corporation; is not a relative of any member of the management of the corporation; is not a shareholder who has signed a shareholder agreement legally obligating him to vote with management; and is not a director of a company of which the corporation's Chairman or chief executive officer is also a member of the board of directors.

     Section 13.  Other Committees.  The Board of Directors may, from time to
     ----------   ----------------
time, appoint one or more committees comprised of directors and officers of the corporation for such purposes and having such powers, responsibilities, and functions as are conferred by the vote or resolution appointing such committee and as are permitted by law.


                                  ARTICLE III

                                    Officers
                                    --------

     Section 1.     Enumeration.  The officers of the corporation shall consist
     ---------      -----------
of a President, a Treasurer, and a Clerk, and such other officers, including a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, and a Secretary and Assistant Secretaries, as the Board of Directors may determine.

     Section 2.     Election.  The President, the Treasurer, and the Clerk shall
     ---------      --------
be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     Section 3.  Qualification.  An officer need not be a stockholder or
     ---------   -------------
director. Any two or more offices may be held by the same person, provided that the President and the Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     Section 4.  Tenure.  Except as otherwise provided by law, by the Articles
     ---------   ------
of Organization, or by these by-laws, the President, the Treasurer,


















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






and the Clerk shall hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified, and all other officers shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, the Clerk, or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 5.  Removal.  The Board of Directors may remove any officer with or
     ---------   -------
without cause by a vote of a majority of the entire number of directors then in office; provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

     Section 6.  Vacancies.  Any vacancy in any office may be filled for the
     ---------   ---------
unexpired portion of the term by the Board of Directors.

     Section 7.     Chairman of the Board of Directors.  The Board of Directors
     ---------      ----------------------------------
may elect from its number a Chairman of the Board and may provide that he shall be the chief executive officer of the corporation. The Chairman of the Board shall preside, when present, at all meetings of the stockholders and of the Board of Directors unless he shall decline to do so.

     Section 8.  President and Vice Presidents.  Unless the Board of Directors
     ---------   -----------------------------
shall otherwise provide, the President shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the Chairman of the Board or if the Chairman of the Board shall decline to preside. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the business of the corporation.

     Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

     Section 9.  Treasurer and Treasurers.  Unless the Board of Directors shall
     ---------   ------------------------
otherwise provide, the Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation. He shall have power to endorse for deposit or collection all instruments for the payment of money to the corporation and to accept drafts on its behalf. He shall cause to be kept accurate books of account of the affairs of the corporation. He shall have custody of all funds, securities, and valuable documents of the corporation except as the Board of Directors may otherwise provide.

     Any Assistant Treasurer shall have such powers as the Board of Directors may from time to time designate.

     Section 10.  Clerk.  The Clerk shall keep a record of the meetings of
     ----------   -----
stockholders. In case a Secretary or Assistant Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary

Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

     Section 11.    Secretary.  The Secretary, if one be elected, shall keep a
     ----------     ---------
record of the meetings of the Board of Directors. In the absence of the Secretary, all Assistant Secretaries, the Clerk, and all Assistant Clerks, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

     Any Assistant Secretary shall have such powers as the Board of Directors may from time to time designate.

     Section 12.    Other Powers and Duties.  Each officer shall, subject to
     ----------     -----------------------
these by-laws, have in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are customarily incident to his office and such duties and powers as the Board of Directors may from time to time designate. The exercise of any power which by law, by the Articles of Organization, or by these by-laws, or under any vote; of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of the absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.


                                   ARTICLE IV

                                 Capital Stock
                                 -------------

     Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a
     ---------   ---------------------
certificate of the capital stock of the corporation in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a Transfer Agent or by a Registrar other than a director, officer, or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which is subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     Section 2.  Transfers.  Subject to the restrictions, if any, noted on the
     ---------   ---------
stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonably require.

     Section 3.  Record Holder.  Except as may be otherwise required by law, by
     ---------   -------------
the Articles of Organization, or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

     Section 4.  Record Dates.  The Board of Directors may in advance fix a date
     ---------   ------------
not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any such purposes close the transfer books for all or any part of such period.

     Section 5.  Replacement of Certificates.  In case of the alleged loss,
     ---------   ---------------------------
destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe.

     Section 6. Issue of Stock. Except as otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation may be issued pursuant to vote of the Board of Directors to such persons, for such consideration, whether cash, property, good will, services, or expenses, or as a stock dividend, and on such terms as the Board of Directors may determine from time to time without first offering the same for subscription to stockholders of the corporation.


                                   ARTICLE V

                            Miscellaneous Provisions
                            ------------------------

     Section 1.  Fiscal Year.  Except as from time to time otherwise determined
     ---------   -----------
by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending June 30.

     Section 2.  Seal.  The Board of Directors shall have the power to adopt and
     ---------   ----
alter the seal of the corporation.

     Section 3.  Execution of Instruments.  All deeds, leases, transfers,
     ---------   ------------------------
contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the President or the Treasurer, except as the Board of Directors may generally or in particular cases otherwise determine.

     Section 4.  Voting of Securities.  Except as the Board of Directors may
     ---------   --------------------
otherwise designate, the President or Treasurer may waive notice of and act on behalf of the corporation or appoint any person or persons to act as proxy or attorney in fact for the corporation (with or without discretionary power and/or power of substitution) at any meeting of stockholders of any other corporation or organization, any of the securities of which may be held by the corporation.

     Section 5.  Corporate records.  The original or attest copies of the
     ---------   -----------------
Articles of Organization, by-laws, and records of all meetings of the incorporators and stockholders and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk, or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     Section 6.  Evidence of Authority.  A certificate by the Clerk, a Temporary
     ---------   ---------------------
Clerk, the Secretary, or any Assistant Secretary as to any action taken by the stockholders, directors, or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

     Section 7.  Ratification.  Any action taken on behalf of the corporation by
     ---------   ------------
the directors or any officer or representative of the corporation which requires authorization by the stockholders or the directors of the corporation shall be deemed to have been authorized if subsequently ratified by the stockholders or by the directors, as the case may be, at a meeting held in accordance with these by-laws.

     Section 8.  Articles of Organization.  All references in these bylaws to
     ---------   ------------------------
the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation as amended and in effect from time to time.


                                   ARTICLE VI

                                   Amendments
                                   ----------

These by-laws may be amended or repealed by vote of the stockholders at any annual or special meeting or by the Board of Directors at any regular or special meeting, provided that:

     (a) The Board of Directors may not amend or repeal any provision of these by-laws which by law, by the Articles of Organization, or by these by-laws requires action by the stockholders;

     (b) Not later than the time of giving notice of the meeting of stockholders next following the amendment or repeal by the Board of Directors of any of these by-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on the amendment of these by-laws; and

     (c) Any amendment or repeal of these by-laws by the Board of Directors and any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

































































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